EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in the Registration Statements of Conexant Systems, Inc. on Form S-8 (Nos. 333-68755, 333-69385, 333-91347, 333-92437, 333-32448, 333-37918, 333-39184, 333-42498, 333-42728, 333-48224, 333-48262, 333-44094, 333-54646, 333-54672, 333-68724, 333-70420, 333-73142, 333-73858, 333-86838, 333-86868, 333-97539, 333-111211, 333-113395, 333-113399, 333-113595, 333-113596, 333-115983, 333-121284, 333-121285, 333-121286, 333-123356, 333-129676, and 333-129679) and in the Registration Statements of Conexant Systems, Inc. on Form S-3 (Nos. 333-70085, 333-88038, 333-115990 and 333-118559) of our report dated November 30, 2005, (which report expresses an unqualified opinion and includes explanatory paragraphs referring to a restatement to report the June 27, 2003 spin-off of the Mindspeed Technologies business as discontinued operations and a change in method of accounting for goodwill and intangible assets in fiscal 2003), appearing in this Annual Report on Form 10-K of Conexant Systems, Inc.
/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
December 7, 2005

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